Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into on March 27, 2019 (the “Effective Date”) by and between Applied UV, Inc., a Delaware corporation (the “Company”), SteriLumen, Inc., a New York corporation and wholly-owned subsidiary of Applied UV (“SLI”), and Laurie Munn, a shareholder of the Company (the “Shareholder”). Applied UV, SLI and the Shareholder are each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Shareholder desires to sell to Applied UV, and Applied UV desires to purchase from the Shareholder, all of the issued and outstanding shares of SLI’s Series A Preferred Stock, all of which is owned by the Shareholder (the “SLI Preferred Stock”) in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”) and shares of Series A Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock”) on the terms and conditions set forth herein (the “Exchange”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I.
THE EXCHANGE

Section 1.01   Exchange. The Shareholder hereby sells to the Company all of its shares of SLI Preferred Stock in exchange for 9,000,000 shares of Company Common Stock and 10,000 shares of Company Preferred Stock (collectively, the “Exchange Shares”). On or before the Closing Date, the Company shall take the necessary corporate actions to issue the shares in the name of the Shareholder and reflect such ownership on the books and records of the Company.

Section 1.02  Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, the closing of the Exchange (the “Closing”) will take place on a date to be specified by the Company and the Shareholder (the “Closing Date”). The Closing shall be held at such location as is agreed to by the Parties hereto. By agreement of the Parties, the Closing may take place by delivery of documents required to be delivered hereby by electronic transmission, including by email attachment.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF SLI

Except as set forth in a disclosure schedule or otherwise herein, SLI represents and warrants to the Company:

Section 2.01   Organization and Standing. SLI is a corporation duly organized and existing in good standing under the laws of the State of New York. SLI has heretofore delivered to the Company complete and correct copies of its organizational documents as now in effect. SLI has full corporate power and authority to carry on its respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

Section 2.02   Capital Structure of SLI. The authorized equity of SLI consists of 10,000,000 authorized shares of common stock, of which 1,006,250 are issued and outstanding and 1,000,000 authorized shares of preferred stock, 20,000 of which are issued and outstanding. All issued and outstanding shares of SLI Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Section 2.03   Corporate Acts and Proceedings. SLI has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action on the part of SLI and no other corporate proceedings on the part of SLI are necessary to authorize the execution and delivery of this Agreement and the other transactions contemplated hereby and this Agreement constitutes a valid and binding agreement of SLI.

Section 2.04   Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of SLI required in connection with the consummation of the Exchange shall have been obtained prior to, and be effective as of, the Closing.

Section 2.05   Compliance with Laws. There is no judgment, injunction, order or decree binging upon SLI which has or would reasonably be expected to have the effect of prohibiting or materially impairing SLI’s business or its ability to consummate the transactions contemplated herein.

Section 2.06  No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)  violate any provision of the Certificate of Incorporation, Bylaws or other charter or organizational document of SLI;

(b)  violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which SLI is a party or by or to which either of its assets or properties, may be bound or subject;

(c)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon SLI or upon the securities, assets or business of SLI;

(d)  violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to SLI or to the securities, properties or business of SLI; or

(e)  result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by SLI.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, the Shareholder individually represents and warrants to the Company as follows:

Section 3.01   Potential Loss of Investment. The Shareholder understands that an investment in the shares of Company Common Stock is a speculative investment which involves a high degree of risk and the potential loss of the Shareholder’s entire investment.

Section 3.05  Receipt of Information. The Shareholder has received all documents, records, books and other information pertaining to his investment that has been requested by the Shareholder.

Section 3.06  No Public Market. The Shareholder understands that no public market now exists for the shares of the Company Common Stock and that the Company has made no assurances that a public market will ever exist for the shares of the Company Common Stock.

Section 3.07  Further Assistance. The Shareholder agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

Section 3.08  Opportunity for Legal and Financial Advice. The Shareholder has had enough time and a full opportunity to discuss this Agreement and all associated financial documents and disclosures with his or her legal, tax and financial counsel and fully understands his rights and obligations under this Agreement, the nature of consideration under this Agreement, as well as any rights or obligations which are being waived in consideration for the terms set forth herein.

Section 3.09  Investment Representations. The Shareholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to SLI and the Shareholder as follows:

Section 4.01   Organization and Standing. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware. The Company has heretofore delivered to SLI complete and correct copies of its organizational documents as now in effect. The Company has full corporate power and authority to carry on its respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

Section 4.02   Capital Structure of the Company. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock, 1,006,250 shares of which are issued and outstanding and 1,000,000 shares of Company Preferred Stock, none of which are outstanding. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Section 4.03   Corporate Acts and Proceedings. The Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the other transactions contemplated hereby and this Agreement constitutes a valid and binding agreement of the Company.

Section 4.04   Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the Exchange shall have been obtained prior to, and be effective as of, the Closing.

Section 4.05   Compliance with Laws and Instruments. There is no judgment, injunction, order or decree binging upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing the Company’s business or its ability to consummate the transactions contemplated herein.

Section 4.06  No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)  violate any provision of the Certificate of Incorporation, Bylaws or other charter or organizational document of the Company;

(b)  violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Company is a party or by or to which either of its assets or properties, may be bound or subject;

(c)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Company or upon the securities, assets or business of the Company;

(d)  violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to the securities, properties or business of the Company; or

(e)  result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by the Company.

ARTICLE VIII.
MISCELLANEOUS

Section 5.01   Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein including all instruments, agreements and disclosure schedules, contains the entire understanding of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the Parties with respect to such subject matter written and oral. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

Section 5.02    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and heirs; provided, however, that neither Party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 5.03   Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all Parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

Section 5.04   Governing Law.  This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

Section 5.05   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable legal requirements in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

ApPLIED UV, INC.

By: ______________________
Name: Max Munn
Title: President

STERILUMEN, Inc.

By: ______________________
Name: Max Munn
Title: President

______________________
Laurie Munn